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                   Exhibit 21 - Subsidiaries of the Registrant

     The Company's subsidiaries, fictitious business names (if any) under which they do business, percentage of ownership, and the state or other jurisdiction of incorporation or organization of each are set forth below. All are included in the Consolidated Financial Statement.

Subsidiary                                   Percentage of Ownership      State or Country of Incorporation
      Fictitious Business Name (if any)

Associated Health Services, Inc.                     100%                               Delaware
Associated Medication Services, Inc.                 100%                               Delaware
Community Dialysis Supply Corp.                      100%                               Florida
Specialty Care America, Inc.                         100%                               Delaware
     Nephrology Services Group
Vivra Asthma & Allergy CareAmerica, Inc.             100%                               Nevada
Vivra ENT, Inc.                                      100%                               Nevada
Vivra Health Advantage, Inc.                         100%                               Nevada
Vivra Heart Imaging, Inc.                             68%                               Nevada
Vivra Heart Services, Inc.                            88%                               Nevada
Vivra Laboratory Services, Inc.                      100%                               Nevada
Vivra Nephrology Partners, Inc.                      100%                               Nevada
Vivra Network Services, Inc.                          81%                               Florida
Vivra OB-GYN Services, Inc.                          100%                               Nevada
Vivra Orthopedics, Inc.                              100%                               Delaware
Vivra Renal Care, Inc.                               100%                               Nevada
Vivra Specialty Partners, Inc.                       100%                               Nevada

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